EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-174519, No. 333-130395, No. 333-69588, and No. 333-50934) of NN, Inc. of our report dated March 28, 2014 relating to the consolidated financial statements of Autocam Corporation for the years ended December 31, 2013, 2012 and 2011 appearing in the Amendment to the Current Report on Form 8-K of NN, Inc., dated October 27, 2014.

/S/ DELOITTE & TOUCHE LLP

Grand Rapids, Michigan

October 27, 2014